Exhibit 99.1

Allscripts announces fourth quarter 2019 results and outlook for 2020

  Fourth quarter 2019 bookings of $312 million, up 6% year-over-year
  Extended Allscripts Managed Services Agreement with Northwell Health through 2026
  Contract revenue backlog up $500 million to $4.4 billion as of the end of the fourth quarter

CHICAGO--(BUSINESS WIRE)--March 2, 2020--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three and twelve months ended December 31, 2019.

Bookings(1) were $312 million in the fourth quarter of 2019. This result compares with $295 million in the fourth quarter of 2018. Contract revenue backlog totaled $4.4 billion as of December 31, 2019.

Fourth quarter 2019 GAAP revenue was $451 million compared with $442 million in the fourth quarter of 2018. Fourth quarter 2019 non-GAAP revenue totaled $452 million compared with $441 million in the fourth quarter of 2018.

On a GAAP basis in the fourth quarter of 2019 and 2018, total operating expenses were $215 million. Non-GAAP operating expenses totaled $148 million compared with $154 million in the fourth quarter of 2018.

GAAP net loss in the fourth quarter of 2019 totaled $19 million compared with net income of $375 million in the fourth quarter of 2018. Non-GAAP net income in the fourth quarter of 2019 totaled $28 million compared with $33 million in the fourth quarter of 2018.

GAAP loss per share in the fourth quarter of 2019 was $0.12 compared with earnings per share of $2.14 in the fourth quarter of 2018. Non-GAAP diluted earnings per share in the fourth quarter of 2019 were $0.17 compared with $0.18 in the fourth quarter of 2018.

Adjusted EBITDA in the fourth quarter of 2019 and 2018 totaled $74 million.

“Our fourth quarter results show continued strength in new bookings which positions us well for growth across our platforms,” commented Paul M. Black, Chief Executive Officer of Allscripts. “We announced a number of key client extensions, including managed services at Northwell Health, that demonstrate our strong positioning in the marketplace. Looking ahead, we believe we have positioned Allscripts to benefit from the investments we have made to expand the company’s portfolio outside the EHR while maintaining a disciplined cost structure.”

Leadership Change

Allscripts also announced that Rick Poulton has been named President and Chief Financial Officer of the company, effective March 3, 2020. Mr. Poulton will be replacing Dennis Olis, who will be leaving the company. Mr. Poulton previously served as the company’s Chief Financial Officer from October 2012 through March 2016.

2020 Financial Outlook(2)

Allscripts currently expects to achieve:

  Full year 2020 bookings (1) between $900 million and $1,000 million
  Full year 2020 revenue between $1,750 million and $1,850 million
  Full year 2020 non-GAAP earnings per share between $0.70 and $0.75
  First quarter 2020 bookings(1) between $175 million and $200 million
  First quarter 2020 revenue between $420 million and $430 million

Conference Call

Allscripts will conduct a conference call today, Monday, March 2nd, 2020, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13699139.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13699139.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

  Bookings have been determined on a continuing operations basis, excluding Netsmart, and reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.
  In providing financial guidance, the company does not reconcile non-GAAP earnings per share and non-GAAP revenue guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP net income and GAAP revenue such as acquisition-related deferred revenue adjustments, acquisition-related amortization, asset impairment charges and transaction, legal and other costs, any of which may be significant, are either outside of its control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP items, see the non-GAAP financial reconciliation tables in this release (Tables 4, 5, 6 and 7).

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2020 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under “2020 Financial Outlook” and statements related to expected benefits of strategic partnerships and investments. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: failure by Practice Fusion to comply with the terms of its settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; potential additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; the expected financial results of businesses acquired by us, including the EIS business, the NantHealth provider/patient solutions business, Practice Fusion and HealthGrid; the successful integration of businesses recently acquired by us; the anticipated and unanticipated expenses and liabilities related to the EIS business, the NantHealth provider/patient solutions business, Practice Fusion and HealthGrid, including the civil investigation by the U.S. Attorney’s Office involving our EIS business; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new businesses or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$129.6	$174.2
Restricted cash	7.9	10.6
Accounts receivable, net	459.8	465.3
Contract assets	96.0	66.4
Prepaid expenses and other current assets	148.0	142.5
Total current assets	841.3	859.0
Fixed assets, net	88.3	121.9
Software development costs, net	243.9	209.7
Intangible assets, net	374.1	431.1
Goodwill	1,362.0	1,373.7
Deferred taxes, net	5.7	5.0
Contract assets - long-term	67.6	71.9
Right-of-use assets - operating leases	98.0	0.0
Other assets	124.8	109.2
Total assets	$3,205.7	$3,181.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104.0	$73.2
Accrued expenses	270.7	107.0
Accrued compensation and benefits	68.6	100.1
Income tax payable	0.0	29.6
Deferred revenue	379.8	466.8
Current maturities of long-term debt	364.5	20.1
Current operating lease liabilities	23.1	0.0
Current liabilities attributable to discontinued operations	0.0	0.9
Total current liabilities	1,210.7	797.7
Long-term debt	551.0	647.5
Deferred revenue	12.3	16.0
Deferred taxes, net	21.0	58.5
Long-term operating lease liabilities	95.2	0.0
Other liabilities	30.3	81.4
Total liabilities	1,920.5	1,601.1
Total Allscripts Healthcare Solutions, Inc.'s stockholders' equity	1,285.2	1,551.1
Non-controlling interest	0.0	29.3
Total stockholders’ equity	1,285.2	1,580.4
Total liabilities and stockholders’ equity	$3,205.7	$3,181.5

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Software delivery, support and maintenance	$281.6	$289.1	$1,126.5	$1,128.3
Client services	169.4	153.2	645.2	621.7
Total revenue	451.0	442.3	1,771.7	1,750.0
Cost of revenue:
Software delivery, support and maintenance	89.1	91.2	359.0	357.0
Client services	152.3	136.1	583.1	565.5
Amortization of software development and acquisition-related assets (a)	29.5	26.9	116.0	102.9
Total cost of revenue	270.9	254.2	1,058.1	1,025.4
Gross profit	180.1	188.1	713.6	724.6
Selling, general and administrative expenses	112.9	100.0	419.8	451.0
Research and development	62.9	66.1	254.5	268.4
Asset impairment charges	6.8	28.1	10.8	58.2
Goodwill impairment charge	25.7	13.5	25.7	13.5
Amortization of intangible and acquisition-related assets	6.8	7.0	27.2	26.6
Income (loss) from operations	(35.0)	(26.6)	(24.4)	(93.1)
Interest expense and other, net (b)	(7.0)	(13.3)	(182.1)	(50.9)
Gain (loss) on sale of business, net	0.0	0.0	0.0	172.3
Recovery (impairment) on long-term investments	(1.7)	0.0	(0.7)	(15.5)
Equity in net income (loss) of unconsolidated investments	0.2	(0.1)	0.7	0.3
Income (loss) before income taxes	(43.5)	(40.0)	(206.5)	13.1
Income tax (provision) benefit	24.5	5.4	23.9	(0.4)
Income (loss) from continuing operations, net of tax	(19.0)	(34.6)	(182.6)	12.7
Income (loss) from discontinued operations	0.0	(39.9)	0.0	(72.8)
Gain on sale of Netsmart	0.0	500.4	0.0	500.4
Income tax effect on discontinued operations	0.0	(40.0)	0.0	(32.5)
Income (loss) from discontinued operations, net of tax	0.0	420.5	0.0	395.1
Net income (loss)	(19.0)	385.9	(182.6)	407.8
Net (income) loss attributable to non-controlling interest	0.0	1.0	0.4	4.5
Accretion of redemption preference on redeemable convertible non-controlling interest - discontinued operations	0.0	(12.2)	0.0	(48.6)
Net Income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	($19.0)	$374.7	($182.2)	$363.7

Income (loss) from continuing operations per share - basic	($0.12)	($0.19)	($1.10)	$0.10
Income (loss) from discontinued operations per share - basic	$0.00	$2.36	$0.00	$1.97
Income (loss) earnings per share - basic	($0.12)	$2.17	($1.10)	$2.07

Income (loss) from continuing operations per share - diluted	($0.12)	($0.19)	($1.10)	$0.10
Income (loss) from discontinued operations per share - diluted	$0.00	$2.33	$0.00	$1.94
Income (loss) earnings per share - diluted	($0.12)	$2.14	($1.10)	$2.04

Weighted average common shares outstanding:
Basic	162.4	173.4	166.3	176.0
Diluted	162.4	175.4	166.3	178.5

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$20.2	$17.4	$79.5	$64.4
Amortization of acquisition-related intangible assets	9.3	9.5	36.5	38.5
Total amortization of software development and acquisition-related assets	$29.5	$26.9	$116.0	$102.9

(b) Interest expense and other, net are comprised of the following for the periods presented:

Non-cash charges to interest expense	$3.7	$3.2	13.7	$12.7
Interest expense	7.3	9.9	26.6	35.3
Amortization of discounts and debt issuance costs	0.8	0.8	2.9	2.9
Other (income) loss, net	(4.8)	(0.6)	138.9	0.0
Total interest expense and other, net	$7.0	$13.3	$182.1	$50.9

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	($19.0)	$385.9	($182.6)	$407.8
Less: Income(loss) from discontinued operations	0.0	420.5	0.0	395.1
Income (loss) from continuing operations	($19.0)	($34.6)	($182.6)	$12.7
Non-cash adjustments to net income (loss):
Depreciation and amortization	54.8	49.3	207.1	192.3
Operating right-to-use asset amortization	5.8	0.0	22.5	0.0
Stock-based compensation expense	9.4	8.8	39.0	34.6
Asset impairment charges	6.8	28.1	10.8	58.2
Goodwill impairment	25.7	13.5	25.7	13.5
Impairment (recovery) of long-term investments	1.7	0.0	0.7	15.5
(Gain) loss on sale of businesses, net	0.0	0.0	0.0	(172.3)
Other, net	(27.5)	(9.8)	(28.5)	(5.2)
Total non-cash adjustments to net income (loss)	76.7	89.9	277.3	136.6
Cash impact of changes in operating assets and liabilities	(45.3)	(31.3)	(18.4)	(60.1)
Net cash provided by (used in) operating activities - continuing operations	12.4	24.0	76.3	89.2
Net cash provided by (used in) operating activities - discontinued operations	0.0	(37.6)	(30.0)	(21.3)
Net cash provide by (used in) operating activities	12.4	(13.6)	46.3	67.9
Cash flows from investing activities:
Capital expenditures	(3.1)	(9.4)	(16.6)	(31.3)
Capitalized software	(27.7)	(30.2)	(113.9)	(113.3)
Purchases of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	0.0	(14.2)	(30.6)	(194.2)
Cash received from sale of businesses, net	0.0	566.6	0.0	807.8
Net cash provided by (used in) investing activities - continuing operations	(30.8)	512.8	(161.1)	469.0
Net cash provided by (used in) investing activities - discontinued - operations	0.0	(31.5)	0.0	(221.0)
Net cash provided by (used in) investing activities	(30.8)	481.3	(161.1)	248.0
Cash flows from financing activities:
Repurchase of common stock	0.0	(37.0)	(111.5)	(138.9)
Proceeds from sale or issuance of common stock	0.0	0.0	0.0	1.3
Stock-based compensation-related payments, net	(0.5)	(0.7)	(7.3)	(9.5)
Proceeds from the issuance of 0.875% Notes	218.0	0.0	218.0	0.0
Payments for issuance costs on 0.875% Convertible Senior Notes	(5.4)	0.0	(5.4)	0.0
Payments for capped call transactions on 0.875% Convertible Senior Notes	(17.2)	0.0	(17.2)	0.0
Credit facilities and capital lease payments, net	(174.9)	(359.0)	59.2	(283.5)
Other payments	(3.1)	(1.6)	(68.5)	(11.8)
Net cash provided by (used in) financing activities - continuing operations	16.9	(398.3)	67.3	(442.4)
Net cash provided by (used in) financing activities - discontinued operations	0.0	(4.1)	0.0	149.4
Net cash provided by (used in) financing activities	16.9	(402.4)	67.3	(293.0)
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.3)	0.2	(0.6)
Net increase (decrease) in cash and cash equivalents	(1.2)	65.0	(47.3)	22.3
Cash and cash equivalents, beginning of period	138.7	119.8	184.8	162.5
Cash and cash equivalents, end of period	$137.5	$184.8	$137.5	$184.8

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	GAAP	Non-GAAP Adjustments (1)	Non-GAAP	GAAP	Non-GAAP Adjustments (1)	Non-GAAP

Revenue	$451.0	$0.5	$451.5	$442.3	($1.4)	$440.9
Gross profit	180.1	11.8	191.9	188.1	11.7	199.8
Total Operating Expenses	215.1	(67.1)	148.0	214.7	(60.4)	154.3
Income (loss) from operations	(35.0)	78.9	43.9	(26.6)	72.1	45.5
Income (loss) from continuing operations, net of tax, net of non-controlling interest	($19.0)	$47.0	$28.0	($33.6)	$66.1	$32.5

Income (loss) from continuing operations per share - diluted	($0.12)		$0.17	($0.19)		$0.18

Effective Tax Rate	56%		24%	14%		10%

Weighted average common shares outstanding - diluted	162.4		164.9	175.4		175.4

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	GAAP	Non-GAAP Adjustments (1)	Non-GAAP	GAAP	Non-GAAP Adjustments (1)	Non-GAAP

Revenue	$1,771.7	$2.0	$1,773.7	$1,750.0	$15.2	$1,765.2
Gross profit	713.6	53.2	766.8	724.6	83.2	807.8
Total Operating Expenses	738.0	(145.7)	592.3	817.7	(199.7)	618.0
Income (loss) from operations	(24.4)	198.9	174.5	(93.1)	282.9	189.8
Income (loss) from continuing operations, net of tax, net of non-controlling interest	($182.2)	$294.2	$112.0	$17.2	$104.7	$121.9

Income (loss) from continuing operations per share - diluted	($1.10)		$0.67	$0.10		$0.68

Effective Tax Rate	12%		24%	3%		23%

Weighted average common shares outstanding - diluted	166.3		168.1	178.5		178.5

(1) Please see table 6 for detail on Non-GAAP adjustments.

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss) from continuing operations, as reported	($19.0)	($34.6)	($182.6)	$12.7
Plus:
Interest expense and other, net (a)	7.3	9.3	25.3	35.3
Depreciation and amortization	54.8	49.3	207.1	192.3
Equity in net (income) loss of unconsolidated investments	(0.2)	0.1	(0.7)	(0.3)
Tax provision/(benefit)	(24.5)	(5.4)	(23.9)	0.4
EBITDA	$18.4	$18.7	$25.2	$240.4
Plus:
Acquisition-related deferred revenue adjustments	0.5	0.9	2.0	24.3
Stock-based compensation expense	10.1	9.4	42.6	39.3
Transaction, legal and other costs	10.6	3.4	188.1	82.3
Asset impairment charges	6.8	28.1	10.8	58.2
Goodwill impairment charges	25.7	13.5	25.7	13.5
(Recovery) impairment on long-term investments	1.7	0.0	0.7	15.5
(Gain) loss on sale of business, net	0.0	0.0	0.0	(172.3)
Adjusted EBITDA	$73.8	$74.0	$295.1	$301.2

Adjusted EBITDA margin (b)	16%	17%	17%	17%

(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% and .875% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Non-GAAP Adjustments
(In millions, except percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Income (loss) from continuing operations, net of tax and net of non-controlling interest	($19.0)	($33.6)	($182.2)	$17.2
Acquisition-related deferred revenue adjustments	0.5	0.9	2.0	24.3
Revenue	0.5	(1.4)	2.0	15.2
Gross Profit	0.5	0.9	2.0	24.3
Income (loss) from operations	0.5	0.9	2.0	24.3
Acquisition-related amortization	16.1	16.5	63.7	65.1
Gross Profit	9.3	9.5	36.5	38.5
Income (loss) from operations	16.1	16.5	63.7	65.1
Stock-based compensation expense	10.1	9.4	42.6	39.3
Gross Profit	1.6	1.1	6.1	6.2
Income (loss) from operations	10.1	9.4	42.6	39.3
Asset impairment charges	6.8	28.1	10.8	58.2
Income (loss) from operations	6.8	28.1	10.8	58.2
Goodwill impairment charges	25.7	13.5	25.7	13.5
Income (loss) from operations	25.7	13.5	25.7	13.5
Transaction, legal and other costs	15.9	3.5	195.2	82.3
Gross Profit	0.4	0.2	8.6	14.2
Income (loss) from operations	19.7	3.7	54.1	82.5
Income (loss) from continuing operations before income taxes	15.9	3.5	195.2	82.3
Non-cash charges to interest expense and other	3.7	3.6	13.7	14.6
(Recovery) impairment on long-term investments	1.7	0.0	0.7	15.5
(Gain) loss on sale of business, net	0.0	0.0	0.0	(172.3)
Equity in net (income) loss of unconsolidated investments	(0.2)	0.1	(0.7)	(0.3)
Tax rate alignment	(33.3)	(8.9)	(59.2)	(34.9)
Net (income) loss attributable to non-controlling interest	(0.0)	(0.6)	(0.3)	(0.6)
Non-GAAP income (loss) attributable to Allscripts Healthcare Solutions, Inc.	$28.0	$32.5	$112.0	$121.9

Non-GAAP effective tax rate	24%	10%	24%	23%

Weighted average shares outstanding - diluted	164.9	175.4	168.1	178.5

Table 7
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2019	2018	2019	2018
Net cash provided by (used in) operating activities - continuing operations		$12.4	$24.0	$76.3	$89.2
Net cash provided by (used in) operating activities - discontinued operations		0.0	(37.6)	(30.0)	(21.3)
Net cash provided by (used in) operating activities		12.4	(13.6)	46.3	67.9
Cash flows from investing activities:
Capital expenditures		(3.1)	(9.4)	(16.6)	(31.3)
Capitalized software		(27.7)	(30.2)	(113.9)	(113.3)
Cash flows from investing activities - discontinued operations	-	0.0	(8.6)	0.0	(31.5)
Free cash flow		($18.4)	($61.8)	($84.2)	($108.2)

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, Adjusted EBITDA, effective income tax rate, net income, earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the EIS business, Practice Fusion, HealthGrid, NantHealth’s provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments. Reconciliations to GAAP revenue are found in Tables 4 and 6 within this press release.
  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-cash asset impairment charges and transaction, legal and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. Reconciliations to GAAP gross profit are found in Tables 4 and 6 within this press release.
  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes transaction, legal and other costs and stock-based compensation expense recorded to SG&A and R&D. Reconciliations to GAAP operating expense are found in Table 4 within this press release.
  Non-GAAP income from operations consists of GAAP income from operations, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-cash asset impairment charges, goodwill impairment charges and transaction, legal and other costs. Reconciliations to GAAP income from operations are found in Tables 4 and 6 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; transaction, legal and other costs; non-cash asset and long-term investment impairment charges; goodwill impairment charges; gain on sale of businesses, net; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Reconciliations to GAAP net income/(loss) are found in Table 5 within this press release.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments; acquisition-related amortization; stock-based compensation expense; transaction, legal and other costs; non-cash asset and long-term investment impairment charges; non-cash charges to interest expense and other, asset impairment charges; goodwill impairment charges; gain on sale of business, net; and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a GAAP to non-GAAP tax rate alignment adjustment. Reconciliations to GAAP net income/(loss) are found in Tables 4 and 6 within this press release.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position.
  Non-GAAP earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted during the applicable period.
  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs, including those incurred by businesses presented as discontinued operations. Reconciliations to GAAP cash flows provided by operating activities are found in Table 7 within this press release.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Asset impairment charges. Asset impairment charges include (i) the write-off of purchased third-party software as a result of our decision to discontinue several software development projects, (ii) the write-off of acquired technology and value assigned to commercial agreements, and (iii) the write-off of the book value of certain fixed assets that resulted from consolidating business functions and data centers.

Goodwill impairment charges. We performed our 2019 goodwill impairment test as of October 1, 2019. We concluded that the carrying value of a business unit in the Provider segment exceeded its fair value as a result of this test. As a result, we recognized a goodwill impairment charge in the fourth quarter of 2019.

Transaction, Legal and Other Costs. Transaction, legal and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business.

Allscripts excludes transaction, legal and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the conversion option embedded in the 1.25 and 0.875 percent Convertible Notes issued by Allscripts during the second quarter of 2013 and fourth quarter of 2019, respectively.

Impairment of Long-Term Investments. Impairment of long-term investments relates to other-than-temporary non-cash impairment charges associated with such investments based on management’s assessment of the likelihood of near-term recovery of the investments’ value.

Gain on sale of business, net. Gain on sale of businesses, net for the year ended December 31, 2018 consists of $177.9 million gain, partly offset by $5.6 million loss, from the divestitures of our OneContent and Strategic Sourcing businesses, respectively, both of which were acquired as part of the EIS transaction during the fourth quarter of 2017.

Equity in Net loss (income) of Unconsolidated Investments. Equity in net loss (income) of unconsolidated investments represents Allscripts share of the equity earnings of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, effective income tax rate, net income, earnings per share, Adjusted EBITDA, and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating expense, operating income, net income, earnings per share and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income earnings per share and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

Investors:
Stephen Shulstein
312-386-6735
stephen.shulstein@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
concetta.rasiarmos@allscripts.com